        As filed with the Securities and Exchange Commission on August 28, 1997
                                                           Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------
                              DURA PHARMACEUTICALS, INC.
                (Exact name of registrant as specified in its charter)
         DELAWARE                                     95-3645543
(State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)
                     7475 LUSK BLVD., SAN DIEGO, CALIFORNIA 92121
                (Address of principal executive offices)    (Zip Code)

                                ----------------------
                              DURA PHARMACEUTICALS, INC.
                                1992 STOCK OPTION PLAN
                              (Full title of the plans)

                                ----------------------

                                    Cam L. Garner
                   Chairman, President and Chief Executive Officer
                              DURA PHARMACEUTICALS, INC.
                     7475 LUSK BLVD., SAN DIEGO, CALIFORNIA 92121
                       (Name and address of agent for service)
                                    (619) 457-2553
            (Telephone number, including area code, of agent for service)

                                ----------------------

    This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises or share issuances effected under the Company's 1992 Stock Option Plan.

                                ----------------------

                           CALCULATION OF REGISTRATION FEE

                                              Proposed     Proposed
 Title of                                     Maximum       Maximum
Securities                     Amount         Offering     Aggregate       Amount of
  to be                        to be           Price       Offering       Registration
Registered                   Registered      per Share       Price            Fee
----------                   ----------      ---------       -----            ---
Common Stock (under 1992
Stock Option Plan) .....  1,600,000 shares(1)  $35.38(2)   $56,608,000(2)   $17,153.94


_____________________________
(1) Includes 1,600,000 shares of Common Stock issuable under the Company's 1992 Stock Option Plan (the "Plan") pursuant to an amendment to the Plan approved by the Company's shareholders on May 28, 1997. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


    Dura Pharmaceuticals, Inc. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 1,600,000 shares of the Registrant's Common Stock for issuance pursuant to options granted under the Registrant's 1992 Stock Option Plan, as amended.

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the
Commission:

              (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

              (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

              (d) The Registrant's Proxy Statement dated April 16, 1997 in connection with the Annual Meeting of Shareholders held on May 28, 1997.

              (e)  The Registrant's Current Report on Form 8-K filed May
              22, 1997.

              (f) The Registrant's Registration Statement on Form 8-A, filed with the Commission July 22, 1997 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

              All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

              Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

              The law firm of Brobeck, Phleger & Harrison LLP has provided an opinion of counsel as to the validity of the issuance of the Common Stock offered under this Registration Statement.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


                                        II-1.

    (a) Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

    (b) Article VII, Section (1) of the Bylaws of the Company provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

    (c) As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article V, Section (A) of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

    (d) The Company intends to enter into indemnification agreements with each of its directors and executive officers, effective upon reincorporation of the Company in July 1997.

    (e) There is directors and officers liability insurance now in effect which insures directors and officers of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

              Not Applicable.

Item 8.  EXHIBITS

Exhibit Number   Exhibits
--------------   --------

   5.1           Opinion of Brobeck, Phleger & Harrison LLP.
  23.1           Independent Auditors' Consent - Deloitte & Touche LLP.
  23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
  24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
  99.1           Dura Pharmaceuticals, Inc. 1992 Stock Option Plan, as amended.
  99.2           Form of Notice of Grant
  99.3           Form of Stock Option Agreement

Item 9.  UNDERTAKINGS

              A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which


                                        II-2.

offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1992 Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                        II-3.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of August, 1997.

                        DURA PHARMACEUTICALS, INC.



                        By: /s/ Cam L. Garner
                           ---------------------------------------------------
                             Cam L. Garner
                             Chairman, President and Chief Executive Officer

                                  POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:

    That the undersigned officers and directors of Dura Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint Cam L. Garner and James
W. Newman, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                             Date
         ---------                                    -----                             ----
/s/ Cam L. Garner                 Chairman, President and Chief Executive         August 28, 1997
-------------------------------    Officer (Principal Executive Officer)
Cam L. Garner

/s/ James W. Newman               Senior Vice President, Finance and              August 28, 1997
-------------------------------    Administration and Chief Financial Officer
James W. Newman                   (Principal Financial and Accounting Officer)

/s/ James C. Blair                Director                                        August 28, 1997
-------------------------------
James C. Blair

/s/ Joseph C. Cook                Director                                        August 28, 1997
-------------------------------
Joseph C. Cook

/s/ Herbert J. Conrad             Director                                        August 28, 1997
-------------------------------
Herbert J. Conrad

/s/ David F. Hale                 Director                                        August 28, 1997
-------------------------------
David F. Hale

/s/ David S. Kabakoff             Executive Vice President and Director           August 28, 1997
-------------------------------
David S. Kabakoff

/s/ Gordon V. Ramseier            Director                                        August 28, 1997
-------------------------------
Gordon V. Ramseier

/s/ Charles G. Smith              Director                                        August 28, 1997
-------------------------------
Charles G. Smith

/s/ Walter F. Spath               Senior Vice President, Sales and                August 28, 1997
-------------------------------    Marketing and Director
Walter F. Spath


                                        II-4.

                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.



                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                              DURA PHARMACEUTICALS, INC.

                                    EXHIBIT INDEX


    Exhibit
    Number    Exhibit
    ------    -------

     5.1      Opinion of Brobeck, Phleger & Harrison LLP.
    23.1      Independent Auditors' Consent - Deloitte & Touche LLP.
    23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
    24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
    99.1      Dura Pharmaceuticals, Inc. 1992 Stock Option Plan, as amended.
    99.2      Form of Notice of Grant.
    99.3      Form of Stock Option Agreement.